                                                                    EXHIBIT 10.4

                           29200 NORTHWESTERN HIGHWAY
                              SOUTHFIELD, MICHIGAN

                                      LEASE


         THIS LEASE is made between the Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the "Demised Premises" in the "Building," as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

                               W I T N E S S E T H

l.   Basic Lease Provisions.

     The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

     (a)      Date of this Lease: March 8, 1999

     (b)      Landlord: 29200 NORTHWESTERN DEVELOPMENT ASSOCIATES
                        LIMITED PARTNERSHIP, a Michigan limited partnership

     (c)      Tenant: UNIVERSAL STANDARD HEALTHCARE OF DELAWARE, INC., a
                      Delaware corporation


     (d) Demised Premises: approximately 15,964 rentable square feet, Suite 300





     (e)      Anticipated Commencement Date: April 1, 1999


     (f)      Expiration Date: March 31, 2004


     (g)      Basic Rental:

                      Term                              Monthly Rental
                      ----                              --------------
              April 1, 1999 - March 31, 2000            $30,265.08
              April 1, 2000 - March 31, 2001            $30,930.25
              April 1, 2001 - March 31, 2002            $31,595.42
              April 1, 2002 - March 31, 2003            $32,260.58
              April 1, 2003 - March 31, 2004            $32,925.75


     (h)      Tenant's Share: 14.34%

     (i)      Tenant's Use: General Office



     (j)      Deposit: -0-


     (k)      Tenant's Address for Notices: Until the Commencement Date:
                                            26500 Northwestern Highway
                                            Southfield, Michigan 48076
                                            Thereafter the Demised Premises

     (l)      Landlord's Address for Notices:

              c/o Kojaian Management Corporation
              26600 Telegraph, Suite 450
              Southfield, Michigan  48034

              With a copy to:

              Grubb & Ellis Real Estate Management, Inc.
              2000 Town Center, Suite 500
              Southfield, Michigan  48075

     (m)      Guarantor: None

     (n)      Guarantor's Address for Notices: N/A





2.       Building and Demised Premises.

         2.1 Landlord is the owner of certain land and improvements, more particularly described on Exhibit "A" hereto, consisting of a four (4) story office building located at 29200 Northwestern Highway, Southfield, Michigan (hereinafter referred to as the "Building"), together with certain interior and exterior common and public areas and facilities including the surface parking facilities (hereinafter referred to as the "Common Areas") as may be designated by Landlord for the use in common by tenants of the Building. Landlord currently leases from the Michigan Department of Transportation the parcel of land adjacent to the Development more particularly shown on Exhibit "A-1" hereto (hereinafter referred to as the "MDOT Parcel"). So long as such lease shall be in effect, the MDOT Parcel shall be deemed a portion of the surface parking facilities of the Development for all purposes of this Lease and any future offsite parking servicing the Building shall likewise be deemed a portion of the surface parking facilities of the Development for all purposes hereof (the MDOT Parcel and such future offsite parking facilities are hereinafter referred to as "Offsite Parking Areas"). The Building and appurtenant Common Areas are hereinafter referred to as the "Development." Notwithstanding anything herein contained to the contrary, this Lease does not grant Tenant any rights to utilize certain designated parking areas.

         2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises in the Building (herein referred to as the "Demised Premises") designated in Section l(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit "B," together with the nonexclusive right to use the Common Areas. The square foot area of the Demised Premises, as well as the Building, shall be computed based upon the BOMA-American National Standard Z65.l-l980, and shall contain a proportionate share of the Common Areas of the Building.

         2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and so long as the same shall not unreasonably interfere with the Tenant's use of the Demised Premises, to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion, and (c) the right from time to time to construct additional stories onto the Building. Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time. In no event shall Tenant, its employees, customers, invitees and/or guests utilize in excess of Tenant's allocable portion of the parking spaces servicing the Building.

3.       Term.

         3.1 The Term shall commence on that date (hereinafter referred to as the "Commencement Date") being the later to occur of the "Anticipated Commencement Date" set forth in Section 1(e) hereof and the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit "C" hereto, as provided in
Section 4 hereof, and, unless sooner terminated as hereinafter provided, shall end on the "Expiration Date" set forth in Section 1(f) hereof; provided, however, that if Tenant, with Landlord's prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy.

         3.2 If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the Expiration Date shall not be affected. Notwithstanding the foregoing, if possession of the Demised Premises has not been delivered to Tenant within one (1) year following the Anticipated Commencement Date, either Landlord or Tenant, at its option, at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written notice to the other, and Landlord and Tenant shall thereupon be released from all obligations under this Lease except for any financial obligations of Tenant then due and payable, if any, pursuant to Section 4 hereof or Exhibit "C" hereto.

4.       Completion of Improvements. See Attached Rider.

         (c) In the event Tenant desires to have improvements installed in the Demised Premises in addition to or in lieu of the improvements provided for in the attached rider, Tenant shall so advise Landlord and submit to Landlord at least thirty (30) days prior to the Anticipated Commencement Date, complete plans and specifications for such improvements. Tenant shall immediately cause such plans and specifications to be revised in order to comply with Landlord's comments to such plans and specifications. Upon approval of such plans and specifications by Landlord, Landlord shall advise Tenant of the cost of constructing and installing such improvements, and upon approval of such costs Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such costs, subject to Landlord's approval. Tenant shall be responsible for all costs resulting from such additional work, including architectural and engineering charges. Notwithstanding anything contained to the contrary, if Tenant shall request any changes or modification to the plans and specifications after the approval thereof by Landlord, or if Tenant does not timely submit such plans and specifications or revisions thereof, or if such plans and specifications require materials which are not readily available or require long lead time, or if the completion of such construction and installation is delayed for any other reason attributable to Tenant including its failure to pay for the same as provided in Paragraph 4(d) hereof, the Commencement Date shall not be delayed or postponed as a result thereof and the Commencement Date shall be the date which Landlord determines that the Demised Premises would have been ready but for such delays, even if the Demised Premises is not completed on the Commencement Date.

                  (d) The cost of all improvements to the Demised Premises over and above the Renovation Allowance shall be paid by Tenant as follows: (i) one-half (1/2) of such amount within ten (10) days after the approval of Tenant's plans and specifications by Landlord and the submission of the costs to Tenant, and (iii) the balance of such amount prior to occupancy of the Demised Premises by Tenant. In no event shall Landlord be required to commence or continue such work if Tenant defaults in its obligation to make the payments herein required.

                  (e) The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant's use of the Demised Premises, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed in accordance with the plans and specifications. If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord's architect certifying the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant.

5.       Rental.

         5.1 Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

         5.2      The following terms shall have the following meanings.

                  (a) The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Development, including, without limitation or duplication,
(l) the costs incurred for air conditioning: mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; lease payments for any leases relating to OffSite Parking Areas; window washing, elevators, escalators, porter and matron services, electric current for the Common Areas; management fees; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff; accounting and administrative staff; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord's Michigan Single Business Tax, water rates and sewer charges and personal property taxes; advertising, public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Development by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Development by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Development at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current "prime rate" of NBD Bank (as defined in Section 5.5 hereof) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include "Taxes," as defined in Section 5.2(d) hereof; depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in Common Areas and other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in Section 5.3 hereof), or third parties; or tenant improvements, real estate brokers' commissions, interest and capital items other than replacements and those referred to in clause (2) above.

                  The Expenses shall be adjusted to equal Landlord's reasonable estimate of Expenses had the total Building been occupied and had the total Building been furnished all services.

                  (b) The term "Base Expenses" shall mean the Expenses for the 1999 calendar year.

                  (c) The term "Additional Expenses" shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in the respective calendar year.

                  (d) The term "Taxes" shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

                  (e) The term "Base Taxes" shall mean the 1999 real estate tax rate applicable to the Development multiplied by the assessed valuation of the Development determined by the City of Southfield as of December 31, 1999, or as finally determined in the event Landlord appeals such assessment.

                  (f) The term "Additional Taxes" shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year.

                  (g) The term "Tenant's Share" shall mean the percentage set forth in Section 1(h) hereof. Tenant's Share has been computed on the basis of the square foot area of the Demised Premises divided by the total leasable square foot area of the Building (including the Demised Premises). In the event the square foot area of the Demised Premises or the leasable square foot area of the Building shall be determined to differ from that utilized in computing Tenant's Share, Tenant's Share shall be adjusted accordingly.

         5.3 (a) Tenant shall pay to Landlord as additional rental Tenant's Share of Additional Expenses and Additional Taxes in the manner and at the times herein provided.

                  (b) With respect to Additional Expenses and Additional Taxes, prior to the Commencement Date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Additional Expenses and Additional Taxes, respectively, for such calendar year. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses or Additional Taxes, as the case may be or promptly refund such excess to Tenant with respect to the last year of the term. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within seven (7) days after delivery of such statement. See Attached Rider

                  (c) If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, Tenant's Share of Additional Expenses and/or Additional Taxes that is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term.

         5.4 The installment of the Basic Rental provided for in Section 5.1 hereof for the first full month of the Term shall be paid by Tenant to Landlord upon execution of this Lease. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

         5.5 Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent."

         5.6 Except as above provided, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall be subject to an administrative late charge of five percent (5%) of the amount due and, in addition, shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current "prime rate" of NBD Bank, but not in excess of the legal rate. Such prime rate shall be the rate announced by such Bank as its "prime rate"; if no such prime rate is announced, the prime rate shall be deemed to be fifteen percent (15%).

6.       Other Taxes Payable by Tenant.

         In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant, other than building standard tenant improvements made by

Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.       Tenant's Use.

         7.1 The Premises shall be used only for the purposes of "Tenant's Use" as set forth in Section 1(i) hereof, and for no other purpose or purposes whatsoever.

         7.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

8.       Services.

         8.1 Landlord shall maintain the Common Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full.

         8.2 Landlord will arrange for the furnishing of electricity to the Demised Premises, and Landlord shall elect either: (i) to charge Tenant for electricity as determined by metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company; or (ii) to charge Tenant for electricity based upon engineering surveys of the Demised Premises and the use by Tenant thereof, including, at the option of Landlord, periodic spot check demand and/or consumption metering by Landlord. Such charge to Tenant for electricity shall be payable in monthly installments together with Basic Rental in the amount invoiced to Tenant. Engineering surveys shall be performed by independent licensed professional electrical engineering consultants selected by Landlord. From time to time during the Term, Landlord may inspect the Demised Premises in order to evaluate Tenant's kilowatt hour electric consumption and demand, and if as a result of such inspection, the amount charged to Tenant shall change because of changes in demand and/or consumption, or in the cost of electricity to Landlord, Landlord shall notify Tenant and commencing with the first day of the next calendar month, Tenant shall pay such revised charge in monthly installments. Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon sixty (60) days' notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.

         8.3 Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as provided to first class office buildings in Southfield, Michigan as reasonably determined by Landlord for the Building (which hours, shall be from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 am. to 12:00 pm. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service, and (c) janitorial service in accordance with Exhibit "D" hereto only to the areas of the Demised Premises used for office purposes during the times and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall not provide janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment. In addition, Landlord shall replace all burned out fluorescent (only) tubes, ballasts and starters, and Tenant shall be billed therefor. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or
(3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide extraordinary ventilation and air conditioning to the Demised Premises if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

         8.4 Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, including all costs associated with the installation of meters for measuring the same, to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord. Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building.

9.       Alterations and Repairs.

         9.1 Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent. All such alterations, additions and improvements shall be performed by contractors and subject to conditions approved by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto) as the work proceeds within five (5) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to its condition prior to the installation of such alterations, additions and improvements. See Attached Rider

         9.2 Subject to the provisions of Section 8.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or, in lieu thereof, to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit "E" and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof, surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

10.      Liens.

         Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

11.      Destruction or Damage.

         11.1 In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within ninety (90) days after commencement of such repairs. This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance. If such repairs cannot, in Landlord's opinion, be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the Building, or if Landlord's reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11.1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord.

         11.2 A total destruction of the Building shall automatically terminate this Lease.

         11.3 If the Demised Premises are to be repaired under this Article 11, Landlord shall repair at its cost any injury or damage to the Building itself and building standard tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit "C." Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

12.      Subrogation.

         Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

13.      Eminent Domain.

         If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.

14.      Landlord's Insurance.

         Landlord shall during the Term provide and keep in force or cause to be provided or kept in force:

         (a) Comprehensive general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others;

         (b) Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Building, excluding Tenant's trade fixtures, equipment and personal property; and

         (c) Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord's loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.

15.      Indemnification and Tenant's Insurance.

         15.1 Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising in, on or about the Demised Premises. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

         15.2 Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require. Such insurance shall name Landlord and Landlord's property manager (currently Grubb & Ellis Real Estate Management, Inc.) as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' notice from the insurer prior to any cancellation or change of coverage.

         15.3 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and leasehold improvements.

         15.4 Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter before the expiration dates of expiring policies.

16.      Compliance with Legal Requirements.

         Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act.

17.      Assignment and Subletting.

         17.1 Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease.

         17.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, (a) if Tenant's request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease, or
(b) if Tenant's request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if Landlord shall consent thereto, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the rental to such subtenant or assignee shall not be less than the then market rate for such premises.

         In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease, one-half (1/2) of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

         17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

         17.4 Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

         17.5 In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and processing fees incurred in connection therewith.

18.      Rules.

         Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "E" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19.      Entry by Landlord.

         19.1 Landlord and its designees may enter the Demised Premises at reasonable hours and upon reasonable notice, except in emergencies and except with respect to (d) below, to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

         19.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

20.      Events of Default.

         20.1 The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental when and as the same becomes due and payable; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in
Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall fail to perform or observe any provision of Article 4 hereof or Exhibit "C" hereto either prior or subsequent to the Commencement Date; or (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (f) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or, if within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

         20.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three

(3) months rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21.      Remedies.

         If any of the Events of Default shall occur, then Landlord shall have the following remedies:

                  (a) Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant three (3) days' notice of termination of this Lease and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three (3) days, but Tenant shall remain liable for damages as provided in Article 22 hereof.

                  (b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

                  (c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

                  (d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

                  (e) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise. See Attached Rider

22.      Termination upon Default.

         Upon termination of this Lease by Landlord pursuant to Article 21 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and
(d) any other amount necessary to compensate

Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent (2%) in excess of the prime rate of NBD Bank or, if a higher rate is legally permissible, at the highest rate legally permitted. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%).

23.      Landlord's Right to Cure Defaults.

         All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24.      Attorneys' Fees.

         If Landlord uses the services of an attorney in connection with (a) any breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provisions or recover damages therefor or to terminate this Lease or evict Tenant, or (b) any action brought by Tenant against Landlord, or (c) any action brought against Tenant in which Landlord is made a party, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord.

25.      Subordination.

         25.1 This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Tenant shall attorn to any such mortgagee and/or ground or underlying lessor upon the date it acquires title to the Building. Tenant shall not have the right or option to terminate this Lease in the event title to the Building is acquired by such mortgagee or lessor. Any such mortgagee acquiring title to the Building through foreclosure, exercise of a power of sale or deed in lieu of foreclosure may, upon so acquiring title to the Building, at its sole option, accept this Lease on all of its terms and conditions or terminate this Lease and exercise the rights of foreclosure which are accorded the purchaser or foreclosing mortgagee pursuant to Michigan law. Tenant shall, upon such purchaser's or mortgagee's request, execute a new lease with such purchaser or mortgagee upon materially identical terms as this Lease. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.

         25.2 At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25.

         25.3 If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

26.      Merger.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27.      Nonliability of Landlord.

         27.1 In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

         27.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

         27.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the partners of Landlord shall be liable for any deficiency.

28.      Estoppel Certificate.

         At any time and from time to time upon ten (10) days' prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification),
(b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

29.      No Light. Air or View Easement.

         Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.      Holding Over.

         It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to five percent (5%) of the monthly rental under Paragraph 5 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the Demised Premises are delivered in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

31.      Abandonment.

         If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

32.      Security Deposit.

33.      Waiver.

         33.1 The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

         33.2 Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

34.      Notices.

         All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in Section 1(k) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(l) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. In the event a Guarantor is listed in Section 1(m) hereof and such Guarantor executes this Lease, Landlord shall forward copies of all notices of default hereunder to the Guarantor at the address set forth in
Section 1(n) hereof. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Demised Premises at the time, and, if no person shall be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises.

35.      Guaranty.

36.      Complete Agreement.

         There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

37.      Corporate Authority.

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

38.      Inability to Perform.

         If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral Instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

39.      Covenant of Quiet Enjoyment.

         Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this Lease; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 25 hereof.

40.      Miscellaneous.

      40.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

      40.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      40.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

      40.4 Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

      40.5 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

      40.6 This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

      40.7 Upon Landlord's written request but not more frequently than once annually, Tenant shall promptly furnish
Landlord, from time to time, financial statements reflecting Tenant's current financial condition. See attached Rider.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

                         29200 NORTHWESTERN DEVELOPMENT
                         ASSOCIATES LIMITED PARTNERSHIP,
                         a Michigan limited partnership

                         By:      29200 Northwestern Development, Inc.,
                                  a Michigan corporation, its General Partner


                                  By: /s/ Mike Kojaian
                                     --------------------------------
                                        Mike Kojaian, President

                                                       "Landlord"


                                  UNIVERSAL STANDARD HEALTHCARE
                                  OF DELAWARE,

                                  By  /s/ Alan S. Ker
                                    ---------------------------------


                                  Its CFO
                                     --------------------------------




                                                         "Tenant"

                                                         1
RIDER TO LEASE by and between 29200 NORTHWESTERN DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, as Landlord, and UNIVERSAL STANDARD HEALTHCARE OF DELAWARE, INC., as a Tenant, for premises located at 29200 Northwestern Highway, Southfield, Michigan.

 ................................................................................

RIDER TO SECTION 3.1:

         (a) Tenant shall be permitted to have access to the Demised Premises five (5) days prior to the Commencement Date in order to install its furniture, equipment and other personal property in the Demised Premises; provided, however, that any furniture, equipment and other personal property installed by Tenant in the Demised Premises during such period shall be at Tenant's sole risk and Landlord shall not be liable or responsible to Tenant for any damage to such furniture, equipment or other personal property from any cause whatsoever, and Tenant shall not interfere with Landlord's completion of the Demised Premises. By so entering the Demised Premises hereunder, Tenant shall not be deemed to have taken occupancy of the Demised Premises pursuant to Section 3.1 hereof.

         (b) Landlord may elect to terminate this Lease for any reason whatsoever effective on the first anniversary of the Commencement Date and an additional right on the third anniversary of the Commencement Date, upon not less than six (6) months written notice to Tenant prior to such termination date.

RIDER TO SECTION 4:

         Tenant acknowledges that Landlord has earlier constructed the Demised Premises substantially in accordance with Exhibit "C" attached hereto and that Tenant is familiar with the physical condition of the Demised Premises and hereby agrees to accept the Demised Premises in its existing "as-is" condition, except as provided herein, without representation or warranty of any kind by Landlord as to the present or future condition of the Demised Premises. Tenant's taking of possession of the Demised Premises shall be deemed conclusive evidence of Tenant's acceptance of the Demised Premises in good order and satisfactory condition on or before March 31, 1999. Landlord shall provide or cause to be provided, all materials and shall perform, or cause to be performed, miscellaneous repairs and improvements as reasonably necessary, including the installation of a new suite entry up to a total cost of $50,000.00 (hereinafter referred to as the "Renovation Allowance"). Such work shall be substantially completed on or before March 31, 1999. If such repairs and improvements shall cost in excess of the Renovation Allowance, Tenant shall pay such excess in accordance with Section 4(d) hereof. Landlord shall have no further obligations to improve or to repair the Demised Premises except as expressly set forth in this Lease.

RIDER TO SECTION 5.3:

         For a period of two (2) years after the end of each respective calendar year to which such records relate, Tenant shall have the right upon fifteen (15) days prior written notice to Landlord to inspect Landlord's records relating to Taxes and Expenses. Such inspection shall be conducted at Landlord's offices during normal business hours at Tenant's expense and the person engaged to conduct such audit shall not be engaged on a contingent fee basis.

RIDER TO SECTION 9.1:

         (a) Landlord shall not unreasonably withhold its consent to interior non-structured alterations, additions or improvements to the Demised Premises.

         (b) Notwithstanding anything to the contrary in Section 9.1 hereof, Tenant shall not be required to remove any such alterations, additions or improvements installed in accordance with plans and specifications approved in writing by Landlord.

RIDER TO SECTION 17.1:

         Notwithstanding anything contained in Section 17.1 hereof to the contrary, Landlord agrees that it will not unreasonably withhold its consent to a proposed assignment of this Lease or subletting of the Demised Premises by Tenant; provided that Tenant shall not sublet any portion of the Demised Premises or assign this Lease for any medical or dental use, or to any governmental or quasi-governmental agency. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders, (ii) the nature of the business of the proposed assignee or subtenant and its affect on the other tenants of the Building, (iii) the financial condition of the proposed assignee or subtenant; and (iv) restrictions, if any, contained in leases or other agreements affecting the Building.

RIDER TO SECTION 21:

         Landlord shall use its reasonable efforts to mitigate its damages resulting from Tenant's default hereunder; provided that Landlord may lease other vacant premises in the Building prior to leasing the Demised Premises.

RIDER TO SECTION 25.1:

         Prior to the Commencement Date, Landlord shall obtain a Subordination, Attornment and Nondisturbance Agreement from the existing mortgage of the Development for Tenant's benefit in a form reasonably acceptable to Tenant.



                             29200 NORTHWESTERN DEVELOPMENT
                             ASSOCIATES LIMITED PARTNERSHIP,
                             a Michigan limited partnership

                             By: 29200 Northwestern Development, Inc., a Michigan corporation, its General Partner


                             By:      /s/ Mike Kojaian
                                      ------------------------------------
                                      Mike Kojaian
                             Its:     President
                                                                "LANDLORD"


                             UNIVERSAL STANDARD HEALTHCARE OF
                             DELAWARE, INC., a Delaware corporation


                             By:      /s/ Alan S. Ker
                                      ------------------------------------

                             Its:     CFO
                                      ------------------------------------
                                                                  "TENANT"









                                       2